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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Corporate Express, Inc. on on Form S-8 (File No. 33-86574) and on Form S-4 (File No. 333-07909) of our report dated February 29, 1996, except for Note 13 as to which the date is March 4, 1996, on our audit of the financial statements of Enbee Company as of December 31, 1995 and for the year then ended.


                                                      McGee, Wheeler & Co., P.C.
                                                 /s/  McGee, Wheeler & Co., P.C.
                                                    Certified Public Accountants

Houston, Texas
September 19, 1996